                                                                  EXHIBIT 3(i).1

                           AMENDED AND RESTATED BYLAWS
                                       OF
                              COMPUWARE CORPORATION
                         EFFECTIVE AS OF JANUARY 3, 2002

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

                  Section 1.01. PLACE OF MEETINGS. Annual and special meetings of the shareholders shall be held at such place within or without of the State of Michigan as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof, or, at the direction of the Board of Directors, to the extent permitted by applicable law, may be held by means of remote communication. The Board of Directors may allow participation at any meeting of shareholders by remote communication.

                  Section 1.02. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the fourth Tuesday in the month of August of each year, beginning with the year 1993, or at such other date and time as may be determined from time to time by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

                  Section 1.03. SPECIAL MEETINGS. A special meeting of the shareholders may be called at any time and for any purpose or purposes by the Chairman of the Board (if elected by the Board of Directors), the President, the Secretary or the Board of Directors or, notwithstanding the foregoing, shall be called by the President or Secretary upon the written request of the holders of not less than a majority of all the shares outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called.

                  Section 1.04. NOTICE OF MEETINGS.


                  (a) Except as otherwise provided herein, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail or by a form of electronic transmission to which the shareholder has consented, to each shareholder of record entitled to vote at the meeting. If a shareholder or proxy holder may be present and vote at the meeting by remote communication, the means of remote communication allowed shall be included in the notice.

                  (b) When a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place, if any, to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. A shareholder or proxy holder may be present and vote at the adjourned meeting by means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice. At the adjourned meeting, only business as might have been transacted at the original meeting may be transacted if a notice of the adjourned meeting is not given. If after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under subsection (a).

                  (c) Any notice required by statute or by these Bylaws to be given to the shareholders, or to directors, or to any officer of the Corporation, in addition to any other manner permitted by or specified in these Bylaws, shall be deemed to be sufficient to be given by depositing the same in a post office box, in a sealed, post-paid wrapper, addressed to such shareholder, director, or officer at his last known address, and such notice shall be deemed to have been given at the time of such mailing.

                  Section 1.05. WAIVER OF NOTICE; ATTENDANCE AT MEETING.


                  (a) A shareholder's attendance at a meeting of shareholders, whether in person or by proxy, will result in both of the following: (i) waiver of objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                  (b) Subject to any guidelines and procedures adopted by the Board of Directors, shareholders and proxy holders not physically present at a meeting of shareholders may participate in the meeting by means of remote communication, are considered present in person and may vote at the meeting if all of the following conditions are satisfied: (i) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (ii) the Corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings, and (iii) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation.

                  Section 1.06. QUORUM AND ADJOURNMENT. At all meetings of shareholders, except as otherwise expressly provided by statute or the Articles of Incorporation, shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting. The shareholders present, in person or by proxy, at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a majority of the shares present in person or by proxy or by the chairman of the meeting.

                  Section 1.07. VOTE OF SHAREHOLDERS. Each outstanding share having the right to vote is entitled at every meeting of shareholders to one (1) vote on each matter submitted to a vote. A vote may be cast either orally or in writing, but if more than 25 shareholders of record are entitled to vote, then votes shall be cast in writing signed by the shareholder or the shareholder's proxy. Whenever an action, other than the election of directors, is to be taken by vote at a meeting of the shareholders, it shall be authorized by a majority of the votes cast by such holders present in person or by proxy and entitled to vote unless a greater vote is required by applicable law or by the Articles of Incorporation. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

                  Section 1.08. PROXIES. Every shareholder entitled to a vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. A proxy shall be in writing and shall be executed by the shareholder or the shareholder's authorized agent or representative or shall be transmitted electronically to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization or similar agent fully authorized by the person who will hold the proxy to receive that transmission and include or be accompanied by information from which it can be determined that the electronic transmission was authorized by the shareholder. A complete copy, fax or other reliable reproduction of the proxy may be substituted or used in lieu of the original proxy for any purpose for which the original could be used. A proxy shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by applicable law.

                  Section 1.09. ORGANIZATION OF SHAREHOLDERS' MEETINGS. At every meeting of the shareholders, a person chosen by the Board of Directors or, if no person is chosen by the Board of Directors, the Chairman of the Board, or, in the absence of a designee by the Board and the Chairman of the Board, a Vice-Chairman of the Board, or, in their absence, a chairman chosen by a majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote, shall act as chairman; and the Secretary, or in his absence any person appointed by the chairman of the meeting shall act as secretary. The chairman of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to shareholders in his discretion. The chairman of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. If participation is permitted by remote communication, the names of the participants in the meeting shall be divulged to all participants.

                  Section 1.10. NEW SHAREHOLDERS. Every person becoming a shareholder in this Corporation shall be deemed to assent to these Bylaws, and shall designate to the Secretary the address to which he desires that the notice herein required to be given may be sent, and all notices mailed to such addresses, with postage prepaid, shall be considered as duly given at the date of mailing, and any person failing to so designate shall be deemed to have waived notice of such meeting.

                  Section 1.11. ADVANCED NOTICE PROVISIONS.


                  (a) Annual Meetings of Shareholders. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders
(i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the directors or (iii) by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of the preceding sentence, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected), (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of each class of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. Notwithstanding anything in the second sentence of this paragraph (a) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

                  (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the shareholder's notice containing the information required by paragraph (a) of this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above.

                  (c) Determination of Improperly Brought Business. The chairman of the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section and, if the chairman should so determine, the chairman shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be so transacted.

                  (d) Definition of "Public Announcement". For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (e) Compliance With Applicable Law. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                  Section 1.12. INSPECTORS OF ELECTION. The Board of Directors may, and whenever any shareholder present at a meeting of shareholders shall request the appointment of an inspector of election, it shall, appoint an inspector or inspectors of election who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspector(s) of election shall determine such right. The inspector(s) shall receive and count the votes either upon an election or for the decision of any question and shall determine the result. The inspector(s) certificate of any vote shall be prima facia evidence thereof.

                                   ARTICLE II
                                  RECORD DATES

                  Section 2.01. Timing. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or the date when any change or conversion or exchange of capital stock shall go into effect, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action. If a record date is so fixed, such shareholders and only such shareholders as shall be shareholders of record on that date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as shareholders for the purpose of any other action, notwithstanding any transfer of any shares on the books of the Corporation after any such record date so fixed. If a record date is not fixed (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any purpose other than that specified in clause (a) shall be the close of business on the day on which the resolution of the Board relating thereto is adopted.

                  Section 2.02. ADJOURNMENTS. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

                                   ARTICLE III
                                    DIRECTORS

                  Section 3.01. GENERAL POWERS. The business and property of the Corporation, except as expanded and/or limited by the Articles of Incorporation, the Bylaws or by statute, shall be managed by the Board of Directors.

                  Section 3.02. NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The number of directors shall be (a) as specified in the Articles of Incorporation, or (b) if not so specified, no greater than 12 and no less than 1 and the number shall be determined from time to time by resolution of the Board of Directors. The directors need be shareholders only if so specified in the Articles of Incorporation. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, the directors shall be elected at each annual meeting of shareholders and shall hold office for the term for which each director is elected and qualified, or until his death, resignation or removal.

                  Section 3.03. PLACE OF MEETINGS. Meetings of the Board of Directors, annual, regular or special, shall be held at any place within or without the State of Michigan as may from time to time be determined by the Board of Directors.

                  Section 3.04. ELECTRONIC PARTICIPATION IN MEETING. A member of the Board or a committee established pursuant to Article IV of these Bylaws may participate in a meeting by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section 3.04 constitutes presence in person at the meeting.

                  Section 3.05. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by any director. Notice of any special meeting, and any adjournment thereof, stating the place, date and hour of the meeting, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place or be delivered personally or by telephone at least three (3) calendar days before the day on which the meeting is to be held. Notice of any meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Unless limited by statute, the Articles of Incorporation, these Bylaws, or the terms of notice thereof, any and all business may be transacted at any special meeting.

                  Section 3.06. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held on a regular basis. The frequency and number of such regular meetings shall be set by the Board of Directors as from time to time in their discretion they deem necessary. Notice of such regular meetings, and any adjournment thereof, shall be as set forth in Section 3.05 of this Article III.

                  Section 3.07. ACTION WITHOUT A MEETING. Unless otherwise provided in the Articles of Incorporation, action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, all of the directors then in office or then serving on such committee, as the case may be, consent thereto in writing or, to the extent permitted by law, by electronic transmission. The written consents shall be filed with the minutes of the proceedings of the Board of Directors. The consent has the same effect as a vote of the Board of Directors for all purposes.

                  Section 3.08. QUORUM AND MANNER OF ACTION. A majority of the members of the Board of Directors then in office constitutes a quorum for the transaction of business unless the Articles of Incorporation provide otherwise. The vote of a majority of the directors present at a meeting at which a quorum is present constitutes the action of the Board of Directors, except as otherwise required by statute or the Articles of Incorporation.

                  Section 3.09. COMPENSATION. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation for services by the directors to the Corporation as directors or officers. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  Section 3.10. REMOVAL OF DIRECTORS. A director, directors, or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors, except as otherwise provided by statute or the Articles of Incorporation.

                  Section 3.11. RESIGNATIONS. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect upon its receipt by addressee named above or a subsequent time as set forth in the notice of resignation.

                  Section 3.12. VACANCIES. Any newly created directorships and vacancies occurring on the Board of Directors by reason of death, resignation, retirement, disqualification, removal or otherwise may be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum. Except as otherwise provided in the Articles of Incorporation, each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders.

                  Section 3.13. ORGANIZATION FOR BOARD MEETING. At each meeting of the Board of Directors, the Chairman of the Board, or in his absence, a Vice-Chairman of the Board, or in his absence, the President, or in his absence, a Vice-President, or in his absence the Secretary, or in his absence a director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary, or in his absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

                  Section 3.14. RELIANCE ON BOOKS AND RECORDS. In discharging his or her duties, a director or an officer of the Corporation, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

                  (a) One or more directors, officers, or employees of the Corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented.

                  (b) Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence.

                  (c) A committee of the Board of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.

                                   ARTICLE IV
                                   COMMITTEES

                  Section 4.01. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may appoint such committees of directors to have such authority (subject to applicable law and any limitations set forth in this Article IV) as shall be specified by the Board in the resolution making such appointment, provided that any such committee operate in accordance with the Bylaws of this Corporation, including this Article IV. The designation of any such committee and the delegation of authority to it shall not operate to relieve the Board of Directors of any responsibility imposed on it by law. Notwithstanding the provisions of this
Article IV, no committee of the Board shall have the power or authority, except as otherwise permitted by law, to:

                  (a)     Amend the Articles of Incorporation;

                  (b)     Adopt an agreement of merger or share exchange;

                  (c) Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

                  (d) Recommend to shareholders a dissolution of the Corporation or revocation of a dissolution;

                  (e)     Amend the Bylaws of the Corporation;

                  (f)     Fill vacancies in the Board of Directors; or

                  (g) Unless expressly authorized by the Board of Directors, declare a dividend or authorize the issuance of stock.

                  Section 4.02. COMMITTEE - REGULAR MEETINGS. Regular meetings of any committee shall be held without notice at such time and at such place as shall from time to time be determined by resolution of such committee. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding day, not a legal holiday, at the same hour.

                  Section 4.03. COMMITTEE - SPECIAL MEETINGS. Special meetings of any committee shall be held whenever called by the chairman of such committee. Notice of any special meeting and any adjournment thereof shall be given in the manner set forth in Section 3.05 of these Bylaws. Notice of any special meeting need not be given to any member who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him. Unless limited by statute, the Articles of Incorporation, these Bylaws, or the terms of the notice thereof, any and all business may be transacted at any special meeting of a committee.

                  Section 4.04. COMMITTEE - QUORUM AND MANNER OF ACTION. A majority of the members of any committee in office at the time of any regular or special meeting of such committee shall be present in person to constitute a quorum for the transaction of business. The vote of a majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of such committee. A majority of the members present, whether or not a quorum is present, may adjourn any meeting and no notice of an adjourned meeting need be given.

                  Section 4.05. COMMITTEE - RECORDS. Any committee may, in its discretion or the discretion of the Board of Directors, keep minutes of its proceedings and submit the same, if any, from time to time to the Board of Directors. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act as secretary to any such committee unless such committee has appointed its own secretary.

                                    ARTICLE V
                                    OFFICERS

                  Section 5.01. OFFICERS. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board of Directors may also appoint a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any two or more offices may be held by the same person, except that no one person may hold the offices of both President and Vice-President. No one of said officers except the Chairman of the Board (if elected by the Board of Directors) need be a director, but any other officer who is not a director cannot succeed to or fill the office of Chairman of the Board. The Board of Directors may secure the fidelity of any or all of such officers by bond or otherwise.

                  Section 5.02. TERM OF OFFICE AND RESIGNATION. So far as practicable, all officers shall be elected or appointed at the first meeting of the Board of Directors following the annual meeting of shareholders in each year. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. Any elected or appointed officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect upon its receipt by any one of the above or at a subsequent time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 5.03. REMOVAL OF OFFICERS. Any officer may be removed by the Board of Directors at any time, with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The appointment or election of an officer does not of itself create contract rights.

                  Section 5.04. VACANCIES. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

                  Section 5.05. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be elected by and from the members of the Board of Directors. Unless otherwise determined by the Board pursuant to Section 1.09, the Chairman shall preside at all meetings of the shareholders and the Board of Directors. The Chairman shall be the chief executive officer of the Corporation and shall, in general, supervise and manage the business affairs of the Corporation. Except where, by law, the signature of the President is required, the Chairman shall possess all requisite power to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman shall further possess such other powers and perform such other duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

                  Section 5.06. VICE-CHAIRMAN. The Board of Directors may elect one or more Vice-Chairmen from among its members. The Vice-Chairmen in the order designated by the Board of Directors shall perform the duties of the Chairman of the Board and preside at all meetings of the shareholders and Board of Directors in the absence of both the Chairman of the Board and, in the case of a meeting of shareholders, a designee named pursuant to Section 1.09. Except where, by law, the signature of the President or Chairman of the Board is required, a Vice-Chairman shall have the same power as the Chairman to sign all certificates, contracts and other instruments of the Corporation that may be authorized by the Board of Directors. A Vice-Chairman shall further perform such other duties and possess such other powers as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

                  Section 5.07. PRESIDENT. The President shall be elected by and from the membership of the Board of Directors. The President shall perform the duties of the Chairman of the Board in the absence of the Chairman and any Vice-Chairman of the Board. The President shall further perform such other duties and possess such other powers as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

                  Section 5.08. THE VICE-PRESIDENTS. The Board may elect one or more Vice-Presidents and from among their number may designate one or more Executive Vice-Presidents and Senior Vice-Presidents. The Vice-Presidents so appointed shall have such powers and discharge such duties as may be assigned to them, respectively, from time to time by the Board of Directors.

                  Section 5.09. THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. He shall attend to the giving of notice of all meetings of the shareholders, and special meetings of the Board of Directors and committees thereof. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates, and shall generally perform all the duties appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the President or the chairman of a meeting shall perform his duties.

                  Section 5.10. THE TREASURER. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall keep a full and accurate account of all monies received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board of Directors shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the office of treasurer of a Corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the President shall perform his duties.

                                   ARTICLE VI
                                 INDEMNIFICATION

                  Section 6.01. NON-DERIVATIVE ACTIONS. Subject to all of the other provisions of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  Section 6.02. DERIVATIVE ACTIONS. Subject to all of the provisions of this Article VI, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the Corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.

                  Section 6.03. EXPENSES OF SUCCESSFUL DEFENSE. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.01 or 6.02 of these Bylaws, or in defense of any claim, issue or matter in the action, suit or proceeding, the Corporation shall indemnify such director or officer against actual and reasonable expenses (including attorneys' fees) incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this
Section 6.03.

                  Section 6.04. DEFINITIONS. For the purposes of Sections 6.01 and 6.02, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its shareholders" as referred to in Sections 6.01 and 6.02.

                  Section 6.05. CONTRACT RIGHT; LIMITATION ON INDEMNITY. The right to indemnification conferred in this Article VI shall be a contract right, and shall apply to services of a director or officer as an employee or agent of the Corporation as well as in such person's capacity as a director or officer. Except as otherwise expressly provided in this Article VI, the Corporation shall have no obligation under this Article VI to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the Board of Directors.

                  Section 6.06. DETERMINATION THAT INDEMNIFICATION IS PROPER.

                  (a)Any indemnification under Sections 6.01 or 6.02 of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 6.01 or 6.02, whichever is applicable, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. The determination and evaluation shall be made in any of the following ways:

                           (1) by a majority vote of a quorum of the Board of
Directors consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding;

                           (2) if a quorum cannot be obtained under clause (1),
by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

                           (3) if the Corporation has one or more "independent
directors" (as defined in Section 107(3) of the Michigan Business Corporation Act ("MBCA")) who are not parties or threatened to be made parties to the action, suit or proceeding, by a unanimous vote of all such directors;

                           (4) by independent legal counsel in a written
opinion, which counsel is selected by the Board or a committee as provided in clauses (1) or (2) above, or if a quorum cannot be obtained under clause (1) and a committee cannot be designated under clause (2), by the vote necessary for action by the Board in accordance with Section 3.08 of these Bylaws, in which authorization all directors may participate; or

                           (5) by the shareholders, but shares held by
directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted on the determination.

                  (b) To the extent that the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to MBCA
Section 209, the Corporation may indemnify a director for the expenses and liabilities described below without a determination that the director has met the standard of conduct set forth in Sections 6.01 and 6.02, but no indemnification may be made except to the extent authorized in MBCA Section 564c, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated MBCA Section 551, or intentionally violated criminal law. In connection with an action or suit by or in the right of the Corporation, as described in
Section 6.02, indemnification under this Section 6.06(b) may be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit or proceeding other than one by or in the right of the Corporation, as described in Section 6.02, indemnification under this Section 6.06(b) may be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

                  Section 6.07.  AUTHORIZATIONS OF PAYMENT.

                  Authorizations of payment under Sections 6.01 and 6.02 of these Bylaws shall be made in any of the following ways:

                  (a)      by the Board of Directors:

                           (1) if there are two or more directors who are not
parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum);

                           (2) by a majority of the members of a committee of
two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

                           (3) if there are one or more "independent directors"
(as defined in MBCA Section 107(3)) who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all independent directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose; or

                           (4) if there are no "independent directors" and less
than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the Board in accordance with Section 3.08 of these Bylaws, in which authorization all directors may participate; or

                  (b) by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted on the authorization.

                  Section 6.08. PROPORTIONATE INDEMNITY. If a person is entitled to indemnification under Section 6.01 or 6.02 of these Bylaws for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

                  Section 6.09. EXPENSE ADVANCE. The Corporation may pay or reimburse the reasonable expenses incurred by a person referred to in Sections
6.01 or 6.02 of these Bylaws who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if the person furnishes the Corporation a written undertaking executed personally to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, if any, required by the MBCA for the indemnification of the person under the circumstances. Such undertaking shall be an unlimited general obligation of the person on whose behalf advances are made but need not be secured and may be accepted without reference to the financial ability of the person to make repayment. An evaluation of reasonableness under this Section 6.09 shall be made in the manner specified in
Section 6.06 for an evaluation of reasonableness of expenses, and an authorization shall be made in the manner specified in Section 6.07 unless the advance is mandatory. A provision in the Articles of Incorporation, these Bylaws, a resolution by the Board or the shareholders, or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.

                  Section 6.10. NON-EXCLUSIVITY OF RIGHTS. The indemnification or advancement of expenses provided under this Article VI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

                  Section 6.11. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  Section 6.12. FORMER DIRECTORS AND OFFICERS. The indemnification provided in this Article VI continues as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

                  Section 6.13. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify the person against such liability under these Bylaws or the laws of the State of Michigan.

                  Section 6.14. CHANGES IN MICHIGAN LAW. In the event of any change of the Michigan statutory provisions applicable to the Corporation relating to the subject matter of this Article VI, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions, but only to the extent that any such change permits the Corporation to provide broader indemnification rights than such provisions permitted the Corporation to provide prior to any such change. Subject to
Section 6.15, the Board of Directors is authorized to amend these Bylaws to conform to any such changed statutory provisions.

                  Section 6.15. AMENDMENT OR REPEAL OF ARTICLE VI. No amendment or repeal of this Article VI shall apply to or have any effect on any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

                  Section 6.16. ENFORCEMENT OF RIGHTS. Any determination with respect to indemnification or payment in advance of final disposition under this
Article VI shall be made promptly, and in any event within 30 days, after written request to the Corporation by the person seeking such indemnification or payment. If it is determined that such indemnification or payment is proper and if such indemnification or payment is authorized (to the extent such authorization is required) in accordance with this Article VI, then such indemnification or payment in advance of final disposition under this Article VI shall be made promptly, and in any event within 30 days after such determination has been made, such authorization that may be required has been given and any conditions precedent to such indemnification or payment set forth in this
Article VI, the Articles of Incorporation or applicable law have been satisfied. The rights granted by this Article VI shall be enforceable by such person in any court of competent jurisdiction.

                                   ARTICLE VII
                               SHARE CERTIFICATES

                  Section 7.01. FORM; SIGNATURE. Certificated shares of the Corporation shall be represented by certificates signed by the Chairman of the Board, President or a Vice-President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Notwithstanding the foregoing, the Board of Directors may authorize the issuance of some or all of the shares without certificates to the fullest extent permitted by law. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by applicable law.

                  Section 7.02. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in the State of Michigan and in such other state or states as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of the Corporation; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

                  Section 7.03. TRANSFER OF SHARES. Transfers of certificated shares shall be made on the books of the Corporation only upon written request by the person named in the certificate, or by his attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. Transfers of uncertificated shares shall be made by such written instrument as the Board of Directors shall from time to time specify together with such proof of the authenticity of signatures as the Corporation or its agents may reasonably require.

                  Section 7.04. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof as the owner of such share for all purposes, including without limitation the receipt of dividends and other distributions, the receipt of notices, the right to vote or give consent as such owner, and the obligation to pay for calls and assessments, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

                  Section 7.05. LOST CERTIFICATES. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen, or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  Section 8.01. FISCAL YEAR. The Board of Directors from time to time shall determine the fiscal year (or calendar year) of the Corporation.

                  Section 8.02. SIGNATURES ON NEGOTIABLE INSTRUMENTS. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as from time to time may be prescribed by resolution of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors. When the execution of any contract, conveyance mortgage or other instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer may execute the same in the name and on behalf of this Corporation.

                  Section 8.03. DIVIDENDS. Except as otherwise provided in the Articles of Incorporation, dividends upon the shares of the Corporation may be declared and paid as permitted by law in such amounts as the Board of Directors may determine.

                  Section 8.04. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors deems conducive to the interest of the Corporation; and in its discretion the Board of Directors may decrease or abolish any such reserve.

                  Section 8.05. CORPORATION OFFICES. The registered office of the Corporation shall be as provided in the Articles of Incorporation. The Corporation may also have offices in such other places as the Board of Directors may from time to time appoint, or the business of the Corporation requires. Such offices may be outside of the State of Michigan.

                                   ARTICLE IX
                                   AMENDMENTS

                  Section 9.01. POWER TO AMEND. Unless otherwise provided herein or in the Articles of Incorporation, these Bylaws may be amended, altered or repealed, in whole or in part, by the shareholders or by the Board of Directors at any meeting duly held in accordance with these Bylaws, provided that any notice of a shareholders meeting includes notice of the proposed amendment, alteration or repeal.

                                    ARTICLE X

                                   CHAPTER 7B


                  Section 10.01. CONTROL SHARE ACQUISITIONS. The Corporation is subject to MBCA Chapter 7B, "Control Share Acquisitions". As long as the Corporation is subject to MBCA Chapter 7B, shares of capital stock of the Corporation constituting "control shares" acquired in "control share acquisitions" (as defined in MBCA Chapter 7B) have the same voting rights as were accorded the shares before the "control share acquisition" only to the extent granted by resolution approved by the shareholders of the Corporation in accordance with MBCA Chapter 7B.

                  Section 10.02. REDEMPTION OF CONTROL SHARES. Control shares as to which all of the following conditions are met may be redeemed by the Corporation, upon approval by the Board of Directors, at any time after such conditions have been met:

                  (a) (1) An acquiring person statement has been filed with the Corporation, a meeting of the shareholders of the Corporation has been held at which the voting rights of the control shares have been submitted to the shareholders for a vote, and the shareholders do not grant full voting rights to the control shares; or

                      (2) If an "acquiring person statement" (as such term appears in MBCA Section 795) has not been filed with the Corporation with respect to a control share acquisition and the redemption is completed during the period ending 60 days after the last acquisition of control shares, or the power to direct the exercise of voting power of control shares, by the acquiring persons; and

                  (b) The consideration to be paid for the control shares consists of cash, property or securities of the Corporation, or any combination thereof, including shares of capital stock of the Corporation or debt obligations of the Corporation; and

                  (c) The price to be paid for the control shares is not less than the fair value of the shares, as determined by the Board of Directors, which value shall not be less than the highest price paid per share by the acquiring person in the control share acquisition.

                  Section 10.03. PROCEDURES. The Board of Directors may, by resolution, adopt procedures for the giving of notice of such redemption to the "acquiring person" and for the delivery of certificates representing the control shares to be acquired in exchange for the Corporation's payment of fair value therefor.